CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 7, 1996 included in Magellan Health Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30,1996 and to all references to our firm included in this Registration Statement.



                                                        /s/ Arthur Andersen LLP


Atlanta, Georgia
January 23, 1997